Exhibit 10.3
ASSIGNMENT AND ASSUMPTION AGREEMENT
This Assignment and Assumption Agreement (this ''Assignment’’) is made and entered into as of this 2nd day of October, 2007 by and between Guardian Zone Technologies, Inc., a Delaware corporation (hereinafter ''Assignor’’), and GZT, Inc., also a Delaware corporation (hereinafter ''Assignee’’), with reference to the following:
A. Assignor has heretofore entered into that certain Consulting Agreement, dated as of April 30, 2007, with Hoffman Electronics, Inc., an Ohio corporation (the ''Agreement’’); and
B. Assignor now wishes to transfer to Assignee, and Assignee desires to acquire, all right, title and interest of Assignor in and to the Agreement.
     THEREFOR, in consideration of the foregoing recitals and of the mutual agreements hereinafter set forth, the parties hereto agree as follows:
     1. Assignment. For $1.00 and other valuable consideration, the receipt and sufficiency of which Assignor hereby acknowledges, Assignor does hereby sell, convey, transfer, assign and deliver to Assignee, and Assignee does hereby accept from Assignor, all of Assignor’s right, title and interest in and to the Agreement.

     2. Assumption. In consideration of such transfer, Assignee hereby agrees to be bound by and promptly to perform or cause to be performed the terms, conditions and covenants, if any, agreed to be done, kept and performed by Assignor arising after the date hereof under the Agreement assigned by Assignor to Assignee. Assignee hereby agrees to defend, indemnify, save and hold harmless Assignor from and against any and all claims, demands, costs, expenses, attorneys’ fees and any other damages or injuries which Assignor may sustain as a result of any failure or delay by Assignee in performing the obligations assumed by Assignee pursuant hereto, whether nor not suit is filed.
     3. Further Assurances. Assignor and Assignee shall, at any time and from time to time after the date hereof, upon the request of the other, execute, acknowledge and deliver all such further acts, deeds, assignments, transfers, conveyances, powers of attorney and assurances, and take all such further actions, as shall be necessary or desirable to give effect to the transactions hereby consummated.
     4. Counterparts. This Assignment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.
     5. Choice of Law. This Assignment shall be governed by and construed in accordance with the laws of the State of Ohio.
{Signature Page Follows}
INTENDING TO BE BOUND, the parties hereto have executed this Assignment and Assumption Agreement as of the day and year first hereinabove written.
Assignor:

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     Guardian Zone Technologies, Inc.

By:	/s/ Tom Radu
Tom Radu, President and Treasurer
Assignee:
     GZT, Inc.

By:	/s/ Tom Radu
Tom Radu, Chief Executive Officer and President

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